UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, the Board of Directors (the “Board”) of FreightCar America, Inc. (the “Company”) appointed Joseph (Joe) E. McNeely to the position of President and Chief Operating Officer, effective immediately. Mr. McNeely, 48, previously served as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer, since September, 2010. In his new role as President and Chief Operating Officer, Mr. McNeely will assume responsibility for managing the Company’s day-to-day business operations and executing the Company’s strategic plan. The Company’s executive leadership team will report directly to Mr. McNeely in this capacity. Mr. McNeely also will continue to oversee the Company’s finance function until a successor Chief Financial Officer is appointed.

Prior to joining the Company, Mr. McNeely served as a Vice President of Mitsui Rail Capital, LLC, a railcar leasing and services company. While working for Mitsui Rail, Mr. McNeely focused his efforts on railcar leasing and marketing, business development and diversifying their railcar portfolio. Previously, he held positions at GATX Corporation, including Vice President Finance for GATX Rail and Vice President Finance and IT for GATX Terminals Corporation. Prior to joining GATX, Mr. McNeely spent 12 years at Arthur Andersen, LLP. Mr. McNeely is a Certified Public Accountant.

In connection with Mr. McNeely’s appointment, the Company and Mr. McNeely entered into a letter agreement regarding terms of employment (the “McNeely Letter Agreement”) dated April 30, 2013 and effective May 1, 2013 (the “Employment Effective Date”). A description of the material terms of the McNeely Letter Agreement is set forth below, which description is qualified in its entirety by reference to the McNeely Letter Agreement attached hereto as Exhibit 10.1.

(1) Term: Mr. McNeely’s employment with the Company is not for a specified term and there is no specified term for the McNeely Letter Agreement.

(2) Base Salary: Commencing on the Employment Effective Date, the Company will pay Mr. McNeely a base salary of $360,000 per year, which is subject to annual review by the Company.

(3) Bonus: Mr. McNeely will be entitled to participate in the Company’s annual cash incentive plan applicable to senior executives (the “Bonus Plan”) and to earn a bonus (“Bonus”) for each fiscal year of the Company ending during his employment. Mr. McNeely’s target Bonus for fiscal year 2013 will be prorated to reflect his change of role on the Employment Effective Date. For periods after the Employment Effective Date, Mr. McNeely’s target Bonus is 100% of his base salary, upon achievement of a target level of performance set forth in the Bonus Plan. His maximum Bonus may be as much as 200% of his base salary.

(4) Long-Term Incentive and Other Executive Compensation Plans: Mr. McNeely will be eligible to participate in all of the Company’s equity-based and cash-based long-term incentive and other executive and deferred compensation plans on a basis no less favorable than other similarly situated executives.

(5) Sign-On Award: On the Employment Effective Date, the Company will make an equity award to Mr. McNeely under the Company’s 2005 Long Term Incentive, vesting in three equal annual installments beginning on the first anniversary of the Employment Effective Date. The equity award will be divided equally between stock options and restricted stock, with an aggregate value of $25,000.

(6) Other Amounts: Mr. McNeely will continue to be entitled to participate in each of the Company’s employee retirement, savings, welfare and fringe benefit plans, and perquisites, offered to its senior executives. He is entitled to at least four weeks of paid annual vacation, and reimbursement by the Company for all business expenses (including entertainment) incurred in connection with his duties.

(7) Termination Payments: Pursuant to the McNeely Letter Agreement, Mr. McNeely’s employment may be terminated by the Company or Mr. McNeely upon notice to the other party. Upon a termination of Mr. McNeely’s employment for any reason, he will be entitled to (i) accrued base salary and accrued and unused vacation through the date of termination, (ii) any earned and unpaid prior fiscal year bonus and (iii) any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination. In addition, Mr. McNeely will be a participant in the Company’s Executive Severance Plan, which sets forth Mr. McNeely’s benefits upon termination of employment or a change in control. Under this plan, upon involuntary termination of employment without “cause” or termination of employment for “good reason,” Mr. McNeely would be entitled to continuation of base salary for a period of 12 months, an amount equal to the average of the annual bonuses paid to him for the last two full years and continuation of certain health benefits for a period of 12 months.

On April 30, 2013, Edward J. Whalen resigned as President of the Company, effective immediately, in order to facilitate the appointment of Mr. McNeely to the role of President. Mr. Whalen will continue in his role as Chief Executive Officer of the Company, overseeing the Company’s strategic growth initiatives and supporting Mr. McNeely’s transition into his new role. He will remain a member of the Board.

In connection with Mr. Whalen’s continued service as Chief Executive Officer of the Company, the Company and Mr. Whalen entered into a Transition Agreement (the “Whalen Transition Agreement”) dated and effective April 30, 2013. A description of the material terms of the Whalen Transition Agreement is set forth below, which description is qualified in its entirety by reference to the Whalen Transition Agreement attached hereto as Exhibit 10.2

(1) Term: Under the Whalen Transition Agreement, Mr. Whalen will continue to serve as the Company’s Chief Executive Officer until the earliest of (i) the date a successor Chief Executive Officer of the Company is appointed, (ii) December 31, 2013, unless Mr. Whalen and the Company mutually agree to a later date, or (iii) the date upon which Mr. Whalen’s employment is otherwise terminated in accordance with the provisions of the Whalen Transition Agreement (the “Transition Term”).

(2) Base Salary: During the Transition Term, Mr. Whalen will earn a base salary at the rate of $406,000 per year (“Salary”).

(3) Bonus: Mr. Whalen will continue to be eligible to receive an annual bonus with a target of 100% of Salary and a maximum of 200% of Salary.

(4) Long-term Incentive Plan: Mr. Whalen will be eligible to receive a long-term incentive award for 2013.

(5) Termination Payments: Upon the expiration of the Transition Term, if Mr. Whalen is terminated by the Company without Cause or if Mr. Whalen resigns for Good Reason (as such terms are defined in the Company’s Executive Severance Plan), Mr. Whalen will be entitled to the following payments and benefits: (i) earned but unpaid Salary, (ii) any unreimbursed expenses that have been submitted by Mr. Whalen in accordance with Company policy, (iii) any accrued and vested benefits under the Company’s benefit plans, (iv) accrued vacation pay through the date of termination, (v) a lump sum cash payment equal to $812,000, less the total amount of Salary earned and paid to him from January 1, 2013 until the date of termination, (vi) a prorated amount of Mr. Whalen’s 2013 annual bonus, based on (A) the number of days Mr. Whalen was employed during 2013 prior to the date of termination and (B) the Company’s actual performance with respect to the performance goals (with Mr. Whalen’s individual performance goals deemed satisfied at the target level), (vii) full vesting of all outstanding equity awards, which awards will remain exercisable for three years following the date of termination and (viii) for each month following the date of termination until Mr. Whalen’s 65th birthday, if Mr. Whalen qualifies for and elects such coverage, an amount in cash equal to the difference between Mr. Whalen’s COBRA premiums and the lesser of the premiums paid by active employees or retirees of the Company for full family health care.

(6) Non-competition; Non-solicitation: Mr. Whalen will be subject to non-competition restrictions until December 31, 2014 and non-solicitation restrictions for a period of one year following the date of termination.

(7) Forfeiture of Termination Payments: Mr. Whalen’s severance payments and other benefits described in the Whalen Transition Agreement are subject to forfeiture and clawback in the event that (i) Mr. Whalen breaches any of the restrictive covenants in the Whalen Transition Agreement or (ii) the Company’s financial results are significantly restated and the Board determines that fraud, intentional misconduct, or gross negligence by Mr. Whalen caused or contributed to the need for the restatement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Letter agreement regarding Terms of Employment dated April 30, 2013 by and between FreightCar America Inc. and Joseph E. McNeely.

Exhibit 10.2	Transition Agreement dated April 30, 2013 by and between FreightCar America Inc. and Edward J. Whalen.

Exhibit 99.1	Press Release of FreightCar America, Inc. dated May 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: May 1, 2013	By:	/s/ Kathleen M. Boege
	Name:	Kathleen M. Boege
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Letter agreement regarding Terms of Employment dated April 30, 2013 by and between FreightCar America Inc. and Joseph E. McNeely.

Exhibit 10.2	Transition Agreement dated April 30, 2013 by and between FreightCar America Inc. and Edward J. Whalen.

Exhibit 99.1	Press Release of FreightCar America, Inc. dated May 1, 2013.